UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

INTELSAT S.A.

(Exact Name of Registrant as Specified in its Charter)

Grand Duchy of Luxembourg	001-35878	98-1009418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 rue Albert Borschette Luxembourg Grand Duchy of Luxembourg L-1246
(Address of principal executive offices)

+352 27-84-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.03.	BANKRUPTCY OR RECEIVERSHIP.

As previously reported, on May 13, 2020, Intelsat S.A. (the “Company”) and certain of its subsidiaries (together with the Company, the “Company Parties”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). Also as previously reported, on August 24, 2021, the Company Parties entered into that certain Plan Support Agreement (together with all exhibits and schedules thereto, the “PSA”), with certain of the Company Parties’ prepetition secured and unsecured creditors (the “Consenting Creditors” and together with the Company Parties, the “PSA Parties”).

On December 17, 2021, the Company Parties filed the Fourth Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates (the “Plan”) and the Bankruptcy Court entered the Order Confirming the Fourth Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates and Approving the Settlement Pursuant to Section 1123(B)(3)(A) of the Bankruptcy Code and Rule 9019 of the Federal Rules of Bankruptcy Procedure, filed at docket number 3894 (the “Confirmation Order”), which approved and confirmed the Plan. The effective date of the Plan will occur once all conditions precedent to the Plan have been satisfied (such date, the “Effective Date”). The Company Parties expect that the Effective Date will occur once all necessary regulatory approvals are obtained and certain other transactions necessary to consummate the Plan have been implemented.

The following is a summary of the material terms of the Plan as approved and confirmed by the Bankruptcy Court. This summary highlights only certain provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Confirmation Order (attached hereto as Exhibit 99.1), which includes the Plan as an exhibit, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan or the Secured Creditor Settlement (as defined in the Plan), as applicable.

The Plan and Treatment of Claims and Interests

Restructuring Transactions

On or before the Effective Date, among other things, the Plan provides that:

•

the Equity Issuer means (a) Holdings or (b), with the consent of the Required Consenting Unsecured Creditors, any successor or assign, by merger, consolidation, reorganization, or otherwise (unless the Required Consenting Unsecured Creditors and the Debtors (excluding the Company and Holdings SARL) agree to designate a different Entity);

•	the Equity Issuer will distribute (a) New Common Stock, (b) New Warrants, (c) CVRs and (d) Cash to applicable Holders of Claims against the Debtors in accordance with the terms of the Plan;

•	Reorganized S.A. will distribute Reorganized S.A. Common Stock to applicable Holders of Claims against the Debtors in accordance with the terms of the Plan;

•

all of the Company’s common shares will be diluted through the issuance of Reorganized S.A. Common Stock and deemed extinguished (to the fullest extent practicable under Luxembourg law and the procedures of DTC) by the equity distributions made pursuant to the Plan under the Restructuring Transactions;

•	all Guarantee Claims will be withdrawn with prejudice and not entitled to any distribution under the Plan; and

•

Holders of the Company’s common shares may have the opportunity to opt into a settlement as set forth in the Stipulation Resolving Ad Hoc Equity Group’s Objection to Confirmation of the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization filed at docket number 3729 (the “Equity Group Settlement”), if the Bankruptcy Court approves the Equity Group Settlement, and receive their pro rata share of ISA Warrants (subject to certain limitations, including limitations on the number of recipients of the ISA Warrants) for up to 10 percent (10%) of the Reorganized S.A. Common Stock.

Please see “–Treatment of Claims and Interests” below for more information on the distributions under the Plan.

New Capital Structure & DIP-to-Exit Financing

Prior to or on the Effective Date, the Debtors may obtain funding for the New Capital Structure. Pursuant to the Debtors’ Motion for Entry of a Final Order (A) Authorizing the DIP Debtors to Obtain Postpetition Financing, (B) Granting Liens and Superpriority Administrative Expense Claims, (C) Extending the Use of Cash Collateral, (D) Authorizing Repayment of the Existing Debtor-In-Possession Financing and Prepetition First Lien Debt, (E) Granting Adequate Protection to the Prepetition Secured Parties, (F) Modifying the Automatic Stay, and (G) Granting Related Relief, filed at docket number 3819 (the “Exit Financing Motion”), the Debtors are seeking approval to obtain $7.875 billion in New Debt through a debtor-in-possession financing that, subject to the satisfaction of certain conditions precedent, will convert into an exit financing upon the Debtors’ emergence from chapter 11 (such financing, the “DIP-to-Exit Financing”). The DIP-to-Exit Financing is expected to consist of: (a) a superpriority revolver in an aggregate principal amount of $500.0 million; (b) a $1.0 billion superpriority term loan A facility; (c) a $3.375 billion first lien term loan B facility; and (d) $3.0 billion in secured senior notes, each of which will be secured by a lien on substantially all of the assets of the Debtors or Reorganized Debtors, as applicable, and their subsidiaries. The Bankruptcy Court is scheduled to hear the Exit Financing Motion on January 6, 2022.

Management Incentive Plan

On the Effective Date, the Equity Issuer will institute the Management Incentive Plan, enact and enter into related policies and agreements, and distribute the New Common Stock to participants consistent with the terms and allocations set forth in the Management Incentive Plan Term Sheet. The Management Incentive Plan is filed at docket number 3718.

Releases and Exculpations

The Plan provides releases and exculpations for the benefit of the Company Parties, certain of the Company Parties’ creditors, backstop parties, arrangers, book-running managers, lead placement agents, or similar parties with respect to the procurement of the New Capital Structure, other parties in interest and various parties related thereto, each in their official capacities, from various claims and causes of action, as further set forth in the Plan.

Treatment of Claims or Interests

The Plan contemplates the following treatment of claims against and interests in the Company Parties:

•

Term Loan Facility Claims. Each Holder of an Allowed Term Loan Facility Claim shall receive payment in full in Cash as compromised in accordance with the Term Loan Facility Claims Settlement (discussed below).

•

8.00% First Lien Notes Claims. Each Holder of an Allowed 8.00% First Lien Notes Claim shall receive its Pro Rata share of the Cash payment pursuant to the First Lien Notes Recovery as compromised in accordance with the Secured Creditor Settlement (discussed below).

•

9.50% First Lien Notes Claims. Each Holder of an Allowed 9.50% First Lien Notes Claim shall receive its Pro Rata share of the Cash payment pursuant to the First Lien Notes Recovery as compromised in accordance with the Secured Creditor Settlement (discussed below).

•

Unsecured Claims against Jackson. Each Holder of an Allowed Unsecured Claim against Jackson shall receive its pro rata share of (i) ninety-six percent (96%) of New Common Stock, (ii) one hundred percent (100%) of the Series A CVRs, (iii) sixty-seven and one-half percent (67.5%) of the Series B CVRs, and (iv) $625 million in Cash in accordance with the Value Allocation set forth in Exhibit A of the Plan.

•

Unsecured Claims against Jackson Subsidiaries. Each Holder of an Allowed Unsecured Claim against Jackson Subsidiaries shall receive its pro rata share of (i) ninety-six percent (96%) of New Common Stock, (ii) one hundred percent (100%) of the Series A CVRs, (iii) sixty-seven and one-half percent (67.5%) of the Series B CVRs, and (iv) $625 million in Cash in accordance with the Value Allocation set forth in Exhibit A of the Plan.

•

Unsecured Claims against ICF. Each Holder of an Allowed Unsecured Claim against ICF will receive its pro rata share of, (i) after payment of Restructuring Expenses, funding of the Professional Fee Escrow Account for the payment of Professional Fee Claims allocated in accordance with the Plan, and payment of the Incremental Connect Contribution, all remaining Cash at ICF, (ii) thirty two and one-half percent (32.5%) of the Series B CVRs, (iii) four percent (4.0%) of New Common Stock, (iv) one hundred percent (100%) of the New Series A Warrants, (v) 46.447 percent (46.447%) of the New Series B Warrants.

•

Unsecured Claims against Envision. Each Holder of an Allowed Unsecured Claim against Envision will receive its pro rata share of, (i) after payment of Restructuring Expenses and funding of the Professional Fee Escrow Account for the payment of Professional Fee Claims allocated in accordance with the Plan, all remaining Cash at Envision, which will divided so that (a) seventy percent (70%) of such Cash will be distributed pro rata to Holders of the Connect Senior Notes Claims against Envision and (b) thirty percent (30%) of such Cash will be distributed pro rata to Holders of the Convertible Senior Notes Claims against Envision and (ii) 47.301 percent (47.301%) of the New Series B Warrants.

•

Unsecured Claims against LuxCo. Each Holder of an Allowed Unsecured Claim against LuxCo will receive its pro rata share of, subject to payment of Restructuring Expenses and funding of the Professional Fee Escrow Account for the payment of Professional Fee Claims allocated in accordance with this Plan, (i) all remaining Cash at LuxCo and (ii) $10.0 million of the Cash proceeds of the New Debt.

•

Unsecured Claims against the Company. Each Holder of an Allowed Unsecured Claim against the Company shall receive its pro rata share of (i) any remaining Cash at the Company, (ii) $37.5 million in Cash from the proceeds of the New Debt, (iii) solely with respect to Holders of Allowed Unsecured Claims against the Company that are not subject to the HoldCo Creditor Ad Hoc Group Waiver, the Incremental J1 Recovery, in the case of preceding clauses (i) and (ii), subject to the payment of Restructuring Expenses, if any, solely to the extent payable by the Company in accordance with Article II.C.2 of the Plan, and the Reorganized TopCo Formation Costs, and the funding of the Professional Fee Escrow Account for the payment of Professional Fee Claims allocated in accordance with the Plan (which will not be made from the Incremental J1 Recovery), (iv) 6.252 percent (6.252%) of the New Series B Warrants, and (v) 100 percent (100%) of the Reorganized S.A. Common Stock (subject to dilution by the exercise of the ISA Warrants, if any).

•

Interests in the Company. No distributions will be made under the Plan in respect of Interests in the Company. On the Effective Date, Holders of Interests in the Company will have their Interests diluted and extinguished by the equity distributions made pursuant to the Plan and will receive no distribution on account of their Interests. However, if the Equity Group Stipulation Settlement Order is entered and is not stayed, and a Holder of an Interest in the Company successfully opts into the Equity Group Settlement, then such Holder will receive its pro rata share of ISA Warrants for up to 10 percent (10%) of Reorganized S.A. Common Stock.

All distributions of Securities of the Equity Issuer are subject to the following dilution principles: (a) New Common Stock is subject to dilution of (i) up to nine percent (9.0%) by shares of New Common Stock issued pursuant to the exercise of the New Series A Warrants, (ii) up to two and a half percent (2.5%) by shares of New Common Stock issued pursuant to the exercise of the New Series B Warrants, and (iii) 3.26 percent (3.26%) by shares of New Common Stock issued pursuant to the Management Incentive Plan; (b) New Common Stock issued pursuant to the exercise of the New Series A Warrants shall be subject to dilution of (i) up to two and a half percent (2.5%) by shares of New Common Stock issued pursuant to the exercise of the New Series B Warrants and (ii) 3.26 percent (3.26%) by shares of New Common Stock issued pursuant to the Management Incentive Plan; (c) New Common Stock issued pursuant to the exercise of the New Series B Warrants shall be subject to dilution of 3.26 percent (3.26%) by shares of New Common Stock issued pursuant to the Management Incentive Plan; and (d) New Common Stock issued pursuant to the Management Incentive Plan shall not be subject to any dilution.

Secured Creditor Settlement

The Plan incorporates the Term Loan Facility Claims Settlement, part of the Secured Creditor Settlement, which is attached as Exhibit 1 to the Order Approving the Secured Creditor Settlement Agreement and Granting Relief entered by the Bankruptcy Court on December 16, 2021 at docket number 3853 (the “Settlement Order”). The First Lien Notes Claims Settlement was approved pursuant to the Settlement Order. The Secured Creditor Settlement includes, among other things, the following key terms:

•

8.00% First Lien Notes Claims are Allowed in the amount equal to: (a) the full outstanding principal amount; (b) any accrued and unpaid interest on the principal amount calculated through and including the later of (i) the date on which the 8.00% First Lien Notes Claims (as settled in the Secured Creditor Settlement) and Term Loan Facility Claims (as settled in the Secured Creditor Settlement) are paid in full in cash after entry of the Confirmation Order or (ii) the closing of the DIP-to-Exit Financing (if authorized), or, (iii) solely with respect to the 8.00% First Lien Notes Claims, January 31, 2022 (the “Funding Date”) at the contractual rate; and (c) 77 percent (77%) of the aggregate amount of any premium and/or make-whole amounts so claimed to be payable under the 8.00% First Lien Notes Indentures, along with interest thereon at the contractual rate calculated through and including the Funding Date minus $3,690,072.17;

•

9.50% First Lien Notes Claims are Allowed in the amount equal to: (a) the full outstanding principal amount; (b) any accrued and unpaid interest on the principal amount calculated through and including the later of (i) the date on which the 9.50% First Lien Notes Claims (as settled in the Secured Creditor Settlement) and Term Loan Facility Claims (as settled in the Secured Creditor Settlement) are paid in full in cash after entry of the Confirmation Order or (ii) the closing of the DIP-to-Exit Financing (if authorized), or, (iii) solely with respect to the 9.50% First Lien Notes Claims, the Funding Date, at the contractual rate; and (c) 77 percent (77%) of the aggregate amount of any premium and/or make-whole amounts so claimed to be payable under the 9.50% First Lien Notes Indentures, along with interest thereon at the contractual rate calculated through and including the Funding Date minus $14,309,927.83; and

•

Term Loan Facility Claims are Allowed in the amount equal to: (i) the full outstanding principal amount; (ii) any accrued interest calculated through and including the Funding Date at the contractual rate applicable to ABR Loans (in the case of Tranche B-3 Term Loans and Tranche B-4 Term Loans) and applicable to Fixed Rate Loans (in the case of Tranche B-5 Term Loans); and (iii) 90 percent (90%) of the accrued default interest through the Funding Date on the ABR Loans and Fixed Rate Loans.

Settlement

The Plan will effectuate the settlement, release, compromise, discharge, and other resolution of all outstanding claims, interests and causes of action. Additionally, the Plan incorporates the settlement, release, compromise, discharge, and other resolution of all known and unknown claims, interests, causes of action, and disputes, by and among the Company and its direct and indirect subsidiaries who are debtors and debtors in possession in the Chapter 11 Cases, arising prior to the Effective Date, on the terms set forth in the Settlement Agreement filed at docket number 3156 (the “Settlement”). The Settlement was approved by the Bankruptcy Court and became effective upon entry of the Confirmation Order.

The Settlement resolves numerous potential claims and issues, regarding, among other things, the Debtors’ post-emergence organizational structure, numerous considerations regarding the Debtors’ Luxembourg tax profile (including, among other things, preservation of the Luxembourg tax unity and the use of certain tax attributes), the receipt and allocation of any accelerated relocation payments and related reimbursements, intercompany transactions that arose in the course of the Debtors’ business prior to the Petition Date (including certain transactions and/or balances that, absent the Settlement, could potentially be the subject of fact-intensive and time-consuming litigation), and allocation of certain administrative expenses and postpetition intercompany balances.

New Common Stock

As of December 17, 2021, there were 142,184,518 of shares of the Company’s common stock outstanding. On the Effective Date, pursuant to the Plan and the Confirmation Order, all outstanding equity interests in the Company will be deemed extinguished following the Restructuring Transactions (to the fullest extent practicable under Luxembourg law and the procedures of DTC) and holders of the common shares will not receive a distribution on account of their equity interests. Therefore, trading prices for the common stock may bear little or no relationship to the actual recovery, if any, by holders of the common shares in the Chapter 11 Cases.

As discussed above, the Reorganized S.A. Common Stock and Equity Issuer’s new common shares issued pursuant to the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon section 1145 of the Bankruptcy Code and/or Section 4(a)(2) of the Securities Act and Regulation D thereunder. Additionally, the Company intends to file a Notice of Suspension of Duty to File Reports under Section 13 and 15(d) of the Securities Exchange Act of 1934 on Form 15 with the U.S. Securities and Exchange Commission prior to or on the Effective Date of the Plan.

Certain Information Regarding Assets and Liabilities of the Company Parties

In the Company’s most recent monthly operating report filed with the Bankruptcy Court on December 15, 2021, the Company reported total assets of approximately $14.4 billion and total liabilities of approximately $20.8 billion as of

October 31, 2021. This financial information has not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. This information should not be viewed as indicative of future results.

The Company Parties’ emergence from the Chapter 11 Cases is subject to, among other things, certain regulatory approvals. This summary is qualified in its entirety by reference to the full text of the Confirmation Order and the Plan, which are attached hereto as Exhibit 99.1 and Exhibit 2.1, respectively, and incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS.

On December 16, 2021, the Company issued a press release announcing the confirmation of the Plan, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding the Chapter 11 Cases, the Company’s ability to complete a financial restructuring and its ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to successfully complete a restructuring under the Chapter 11 Cases, including: consummation of the Plan or another plan of reorganization; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties imposed by the Chapter 11 Cases; the Company’s ability to comply with the conditions and restrictions imposed by the terms and conditions of our debtor-in-possession financing, including the potential DIP-to-Exit Financing, and other financing arrangements and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s securities; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of the Plan or any plan of reorganization, and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the Plan or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; interference with the Company’s ability to interact with its regulators, including the U.S. Federal Communications Commission (the “FCC”) and compliance with FCC orders; and other litigation and inherent risks involved in a bankruptcy process.

Any forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the SEC, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit No.	Description

2.1	Fourth Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates (included as Exhibit A to the Order Confirming the Fourth Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates)

99.1	Order Confirming the Fourth Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates

99.2	Press Release

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

	By:	/s/ Michelle Bryan
Date: December 20, 2021	Name:	Michelle Bryan
	Title:	General Counsel, Chief Administrative Officer and Secretary